Exhibit 5.1

Computershare Trust Company, N.A. Computershare Inc. Transfer Agent and Registrar 150 Royall Street Canton MA 02021	New York 3 World Trade Center 175 Greenwich Street New York, NY 10007 T +1 (212) 277-4000 freshfields.us

March 2, 2026

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as United States counsel to Sunbelt Rentals Holdings, Inc., a Delaware corporation (the Company), in connection with the registration statement on Form S-8 (the Registration Statement), filed by the Company with the Securities and Exchange Commission (the Commission) on March 2, 2026. The Registration Statement registers the offer and sale by the Company of an aggregate of 20,116,084 shares of its common stock, par value $0.01 per share (the Common Stock), that may be issued under (i) the Sunbelt Rentals Holdings, Inc. 2026 Omnibus Equity Incentive Plan (the 2026 Plan) and (ii) the Amended Ashtead Group PLC Long-Term Incentive Plan 2021 (the Assumed Plan and, together with the 2026 Plan, the Plans).

This opinion is confined to the federal law of the United States of America. Accordingly, we express no opinion herein with regard to any other laws. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

In rendering the opinions expressed below, we have examined and have relied as to matters of fact upon the Registration Statement and such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon the oral or written statements and representations of public officials and officers and other representatives of the Company. We have also assumed that (1) any sale of Common Stock under the Plans will be made only at a time when the related Registration Statement is effective under the Securities Act of 1933, as amended (the Securities Act) and does not need to be updated, (2) at the time of any sale of Common Stock by the Company under the Plans, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been instituted or be pending or have been threatened by the Commission under the Securities Act and (3) any sale of Common Stock under the Plans will be made pursuant to the Registration Statement.

Based upon and subject to the foregoing, and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed relevant and necessary as a basis for the opinions expressed below, we are of the opinion that:

1.

The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or have been threatened by the Commission under the Securities Act.

2.	The offer and sale of the Common Stock under the Plans by the Company have been registered under the Securities Act pursuant to the Registration Statement.

With respect to the opinions expressed in paragraph 1 above, our opinions are limited to our review of the Commission’s website.

We express no opinion as to compliance with the anti-fraud provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or any state securities laws.

This letter is furnished by us to you, at the request of the Company, solely for your own benefit in relation to the Registration Statement and, except with our prior written consent, is not to be used or relied upon by you for any other purpose. This opinion may only be transmitted or disclosed to any other person on the basis that they may not rely on it.

Very truly yours,

/s/ Freshfields US LLP

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